As filed with the Securities and Exchange Commission on June 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US FOODS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5140	26-0347906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF USF HOLDING CORP. AND ITS AFFILIATES, as amended

2016 US FOODS HOLDING CORP. OMNIBUS INCENTIVE PLAN

US FOODS HOLDING CORP. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Juliette W. Pryor, Esq.

Executive Vice President, General Counsel and Chief Compliance Officer

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin T. Collins, Esq.

William L. Tolbert, Jr., Esq.

Jason M. Casella, Esq.

Jenner & Block LLP

919 Third Avenue

New York, NY 10022

Telephone: (212) 891-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp., as amended (the “2007 Plan”)	7,845,423(3)	$10.97(4)	$86,064,291	$8,667
	9,332,716(5)	$24.98(6)	$233,131,246(6)	$23,477
Common Stock, par value $0.01 per share, to be issued under the 2016 US Foods Holding Corp. Omnibus Incentive Plan (the “2016 Plan”)	9,000,000	$24.98(6)	$224,820,000(6)	$22,640
Common Stock, par value $0.01 per share, to be issued under the US Foods Holding Corp. Employee Stock Purchase Plan (the “ESPP”)	1,250,000	$24.98(6)	$31,225,000(6)	$3,145
Total	27,428,139			$57,929

(1)	Represents shares of common stock of US Foods Holding Corp., $0.01 par value per share (“Common Stock”) issuable under the 2007 Plan, 2016 Plan and ESPP.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued under the 2007 Plan, 2016 Plan and ESPP to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(3)	To be issued under option awards granted under the 2007 Plan.
(4)	Estimated solely for purposes of determining the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of the weighted average exercise price of options outstanding under the 2007 Plan.
(5)	Represents 1,088,540 shares of Common Stock issuable pursuant to unvested restricted stock units outstanding under the 2007 Plan and 8,244,176 shares of Common Stock reserved for future issuance under the 2007 Plan (including any awards the Registrant may make in connection with our initial public offering).
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on May 27, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The information specified in Item 1 of Part I of Form S-8 is omitted from this registration statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2007 Plan, the 2016 Plan and ESPP, as applicable, covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) of the prospectus) and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act are available without charge by contacting:

US Foods Holding Corp.

Juliette W. Pryor, EVP, GC and Chief Compliance Officer

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by US Foods Holding Corp. (the “Registrant,” “we” or “our”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	The Registrant’s prospectus filed with the Commission on May 27, 2016 pursuant to Rule 424(b) of the Securities Act, relating to the Form S-1 (file number 333-209442);
(b)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 23, 2016, pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description (file number 1-37786); and
(c)	Form 8-K filed on June 1, 2016 (file number 1-37786).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws. Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the DGCL, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated bylaws provide that the Registrant must indemnify and advance expenses to its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the DGCL. The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

5.1*	Opinion of Jenner & Block LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Jenner & Block LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages to this registration statement)

99.1	2007 Stock Incentive Plan for Key Employees of USF Holding Corp., as amended (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed with the Commission on December 28, 2012)

99.2	2016 US Foods Holding Corp. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

99.3	US Foods Holding Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on this 1st day of June, 2016.

US FOODS HOLDING CORP.

By	/s/ Juliette W. Pryor
Juliette W. Pryor
Executive Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Pietro Satriano and Juliette Pryor, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Pietro Satriano Pietro Satriano	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2016

/s/ Fareed Khan Fareed Khan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2016

/s/ John C. Compton John C. Compton	Chairman of the Board of Directors	June 1, 2016

/s/ Kenneth A. Giuriceo Kenneth A. Giuriceo	Director	June 1, 2016

/s/ John A. Lederer John A. Lederer	Director	June 1, 2016

Timothy R. McLevish	Director

/s/ Vishal Patel Vishal Patel	Director	June 1, 2016

/s/ Richard J. Schnall Richard J. Schnall	Director	June 1, 2016

/s/ Nathaniel H. Taylor Nathaniel H. Taylor	Director	June 1, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

5.1*	Opinion of Jenner & Block LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Jenner & Block LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages to this registration statement)

99.1	2007 Stock Incentive Plan for Key Employees of USF Holding Corp., as amended (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (File No. 333-185732) of US Foods, Inc. filed with the Commission on December 28, 2012)

99.2	2016 US Foods Holding Corp. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

99.3	US Foods Holding Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 filed on Form 8-K (File No. 1-37786) filed with the Commission on June 1, 2016)

*	Filed herewith.